                                                                      EXHIBIT 99


[COLLINS & AIKMAN LETTERHEAD]                                      News Release


FOR IMMEDIATE RELEASE
AUGUST 5, 2002

CONTACTS:
ANALYSTS:  DAVID JACHCIK                        MEDIA:  AARON STOWELL
           (248) 824-1645                               (248) 824-1656
           DAVID.JACHCIK@COLAIK.COM                     AARON.STOWELL@COLAIK.COM

             COLLINS & AIKMAN CORPORATION ANNOUNCES RESULTS FOR THE
                       SECOND QUARTER ENDED JUNE 30, 2002

               REPORTS SECOND QUARTER NET INCOME OF $16.0 MILLION


         TROY, MICH. -- Collins & Aikman Corporation (NYSE: CKC) today reported second quarter and year-to-date results for its six-month period ended June 30, 2002. For the second quarter, the Company reported net sales of $1.085 billion, operating income of $81.5 million, income before income taxes of $29.7 million and net income of $16.0 million.

         The Company also reported that, due to the accounting impact of the Company's previously disclosed repurchase of $133 million of Collins & Aikman Products Company Series "A" preferred stock, there was a non-cash charge to shareholder's equity of $36.3 million ($.52 per share). As a result of this charge as well as a benefit of $9.5 million ($.13 per share) from discontinued operations proceeds, the Company reported a net loss available to common shareholders of $20.3 million, or ($.29) per diluted share. Excluding the impact of these items, the Company estimates that it would have reported net income of $6.5 million, or $.09 per diluted share. For the quarter ended June 30, 2002, the Company had approximately 70.4 million shares outstanding versus 35.0 million shares in the year ago period on a post-split weighted average diluted basis.

         Commenting on the Company's recent highlights and second quarter performance, Collins & Aikman's Chief Executive Officer, Jerry Mosingo, stated, "While Collins & Aikman's second quarter operating income results benefited from our leadership position in the strong North American automotive market, our earnings per share was significantly impacted by the charge associated with the repurchase of our Series `A' preferred stock. Despite this, our credit statistics and balance sheet continue to improve as we maintain our focus on achieving synergies, executing our planned restructurings and evaluating potential acquisitions. I believe that our strengths, which include our significant book of business and the marketplace advantages we're obtaining from our extended product portfolio, favorably position Collins & Aikman for the future."

         In the second quarter of 2001, the Company reported net sales of $457.6 million, operating income of $26.1 million, a loss before income taxes of $.9 million and net income of $9.2 million, or $.26 per diluted share. Excluding the benefit resulting from discontinued operations proceeds recovered in the year ago quarter and goodwill amortization, the Company estimates that it would have reported net income of $3.4 million, or $.10 per diluted share. Please note that as a result of our recent acquisitions, financial results of prior periods are no longer comparable to current operations.

         At June 30, 2002 our balance sheet debt was $1,326 million, there were no outstandings under the accounts receivable securitization facility and cash was $113 million.


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YEAR-TO-DATE PERFORMANCE HIGHLIGHTS

         For the six months ended June 30, 2002, the Company reported net sales of $2.0 billion, operating income of $135.9 million, income before income taxes of $28.2 million, a net loss of $3.1 million and due to the aforementioned series "A" preferred stock, a net loss available to common shareholders of $39.4 million, or ($.57) per diluted share. In addition to the second quarter items noted above, the Company's year-to-date results also included charges of $11.7 million ($.17 per share) related to the cumulative effect of a change in accounting principle associated with the adoption of FASB 142 dealing with goodwill and other intangibles and $9.1 million ($.13 per share) pre-tax due to the Company's first quarter 2002 restructuring charge. Eliminating the impact of these items, the Company estimates that it would have reported net income of $5.5 million, or $.08 per diluted share. For the year-to-date period ended June 30, 2002, the Company had approximately 68.8 million shares outstanding versus
31.8 million shares in the year ago period on a post-split weighted average diluted basis.

         For the six months ended June 30, 2001, the Company reported net sales of $910.7 million, operating income of $37.5 million, loss before income taxes of $15.9 million and net income of $1.8 million, or $.05 per diluted share. Excluding the impact of a restructuring charge, goodwill amortization, a loss from the early retirement of JPS bonds and a benefit resulting from discontinued operations proceeds recovered in the year ago time period, the Company estimates that it would have reported a net income of $2.0 million, or $.06 per diluted share. Please note that as a result of our recent acquisitions, financial results of prior periods are no longer comparable to current operations.

OUTLOOK

         For full year 2002, the Company anticipates net sales of approximately $3.85 billion to $3.95 billion, and excluding restructuring and unusual items, operating income of $270 million to $280 million, net income of $15 million to $20 million and EPS of $.20 to $.26.

TABLE 1 - EBITDA

         In connection with financing the TAC-Trim acquisition, the Company entered into new credit facilities and issued new high yield debt securities. Copies of these debt instruments have been filed with the SEC. Due to interest in our EBITDA after giving effect to our Becker, Joan and TAC-Trim acquisitions and to avoid selective disclosure to our debt investors and lenders, we are reporting our EBITDA as defined under our senior credit facility in addition to traditional EBITDA. Our credit facility definition includes stipulated amounts for the third and fourth quarters of 2001 that were based upon actual historical results for Collins & Aikman and the acquired entities, and allows for certain adjustments for matters such as restructuring charges, integration expenses, fees associated with our acquisitions, management fees payable to our largest shareholder and a variety of non-cash charges. Reference is made to our senior credit facility on file with the SEC for the complete definition of EBITDA. The information is not presented in accordance with generally accepted accounting principles and is not intended to be equivalent to the other pro forma EBITDA information that we previously filed with the SEC for Regulation FD purposes in connection with the TAC-Trim acquisition.




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

         The following table shows our calculation of EBITDA in accordance with our senior credit facility:

2nd Quarter 2002:
-----------------
Reported Operating Income...........................................................       $81.5
Depreciation & Amortization.........................................................        28.2
Restructuring & Acquisition Integration Costs.......................................         6.1
Non-cash Write-offs.................................................................         2.1
Insurance Proceeds..................................................................        15.8
Other Allowable Cash Charges, Including Heartland Advisory Fee......................         1.0
                                                                                          ------
Second Quarter 2002 EBITDA as per Credit Agreement..................................      $134.7

EBITDA for the previous 3 Quarters..................................................      $235.6
                                                                                          ------
Trailing 12 months EBITDA...........................................................      $370.3
                                                                                          ======


         Collins & Aikman Corporation is a global leader in cockpit modules and automotive floor and acoustic systems and a leading supplier of instrument panels, automotive fabric, plastic-based trim, and convertible top systems. The Company's current operations span the globe through 15 countries, more than 120 facilities and over 25,000 employees who are committed to achieving total excellence. Collins & Aikman's high-quality products combine superior design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the industry. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Collins & Aikman operates, fluctuations in the production of vehicles for which the Company is a supplier, changes in the popularity of particular car models or particular interior trim packages, the loss of programs on particular car models, labor disputes involving the Company or its significant customers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, the substantial leverage of the Company and its subsidiaries, limitations imposed by the Company's debt facilities, charges made in connection with the integration of operations acquired by the Company, the implementation of the reorganization plan, risks associated with conducting business in foreign countries and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings.



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                  COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN MILLIONS, EXCEPT FOR PER SHARE DATA)

                                                              Quarter Ended                         Six Months Ended
                                                              -------------                         ----------------

                                                         June 30,        June 30,              June 30,         June 30,
                                                           2002           2001                  2002             2001
                                                           ----           ----                  ----             ----
Net sales......................................        $1,085.3          $457.6             $2,000.1             $910.7
Cost of goods sold.............................           926.8           393.3              1,710.5              787.6
                                                          -----           -----              -------              -----

Gross profit...................................           158.5            64.3                289.6              123.1
Selling, general and administrative expenses...(d)         77.0            38.2                144.6               76.4
Restructuring charges..........................(a)         --              --                    9.1                9.2
                                                           --              --                    ---             ------

Operating income...............................            81.5            26.1                135.9               37.5
Interest expense, net..........................            38.3            20.6                 75.6               43.9
Loss on sale of receivables....................             1.1             2.3                  2.2                3.7
Subsidiary preferred stock requirements........            10.8            --                   22.0               --
Other (income).................................           (13.6)           (0.1)               (16.4)              (4.8)
Other expense..................................            15.2             4.2                 24.3               10.6
                                                           ----             ---                 ----               ----

Income (loss) from continuing operations before
   income taxes................................            29.7            (0.9)                28.2              (15.9)
Income tax expense (benefit)...................(a,d)       23.2            (2.7)                29.1              (10.6)
                                                           ----            -----                ----              ------

Income (loss) from continuing operations before
   extraordinary items.........................             6.5             1.8                 (0.9)              (5.3)
Income from discontinued operations, net of income
   taxes of $6,320 in 2002 and $4,780 in 2001..(b)          9.5             7.4                  9.5                7.4

Cumulative effect of change in accounting principle,
   Net of income taxes of $0 in 2002...........(e)         --              --                  (11.7)              --
                                                           --              --                   -----              --

Income (loss) before extraordinary charge......            16.0             9.2                 (3.1)               2.1

Extraordinary charge, net of income taxes of $0.2(f)       --              --                   --                 (0.3)

Net income (loss)..............................            16.0             9.2                 (3.1)               1.8
                                                           ====             ===                 =====               ===

Net income (loss) available to common shareholders(c)    $(20.3)           $9.2               $(39.4)              $1.8
                                                          =====          ======                =====            =======


Net loss per basic common share:
   Continuing operations.......................          $(0.42)          $0.05               $(0.54)            $(0.17)
   Discontinued operations.....................            0.13            0.21                 0.14               0.23
   Cumulative effect of change in accounting principle     --              --                  (0.17)              --
   Extraordinary charge........................            --              --                   --                (0.01)
                                                           --              --                   --                -----

Net income (loss)..............................          $(0.29)          $0.26               $(0.57)             $0.05
                                                          =====          ======               ======              =====

Average common shares outstanding:
   Basic.......................................            70.4            34.9                 68.8               31.7
                                                           ====            ====                 ====               ====
   Diluted.....................................            70.4            35.0                 68.8               31.8
                                                           ====            ====                 ====               ====

Adjusted Net Income (Loss) Reconciliation:

Reported net income (loss).....................          $(20.3)           $9.2               $(39.4)              $1.8

Adjustment (a).................................            --              --                    9.1                9.2
Adjustment (b).................................            (9.5)           (7.4)                (9.5)              (7.4)
Adjustment (c).................................            36.3            --                   36.3               --
Adjustment (d).................................            --               1.8                 --                  3.6
Adjustment (e).................................            --              --                   11.7               --
Adjustment (f).................................            --              --                   --                  0.3

Tax effect on above items......................            --               0.2                  2.7                5.5
                                                           --               ---                  ---                ---

Adjusted net income............................            $6.5            $3.4                 $5.5               $2.0
                                                           ====            ====                 ====               ====


Adjusted net income per diluted common share...           $0.09           $0.10                $0.08              $0.06


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                  Collins & Aikman Corporation and Subsidiaries
                              FINANCIAL DISCLOSURES
                  (FIGURES ARE PRE-TAX UNLESS OTHERWISE STATED)
                                  (IN MILLIONS)



(a) During the first quarter of 2002, the Company undertook a restructuring program to de-layer management, resulting in a charge of $9.1 million. The charge included $5.4 million of severance cost and $3.7 million of reserves for future commitments.

     During the first quarter of 2001, the Company undertook a restructuring program to de-layer management, resulting in a charge of $9.2 million. The charge included $8.4 million of severance cost and $.8 million of asset impairment.

(b) During the second quarter of 2002, the Company received payments related to its discontinued operations of $15.8 million.

     During the second quarter of 2001, the Company received payments related to its discontinued operations of $12.2 million.

(c) During the second quarter of 2002, the Company recorded an adjustment to stockholders equity as a result of its repurchase of $133 million of preferred stock and dividends at a discount. As is noted in EITF 86-32, this is accounted for as a capital stock transaction and does not flow through the income statement, however, it does flow through the EPS calculation.

(d) During the second quarter of 2001, the Company incurred goodwill amortization charges of $1.8 million. In accordance with SFAS No. 142, the Company did not amortize goodwill for the first quarter of 2002.

(e) The Company recognized a cumulative effect of change in accounting principle year-to-date adjustment of $11.7 million resulting from the impairment of certain goodwill as calculated by SFAS No. 142.

(f) During the first quarter of 2001, the Company incurred an after-tax extraordinary loss of $.3 million resulting from the early extinguishment of debt by repurchasing JPS Automotive Senior Notes at prices in excess of carrying values.




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                  COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    (IN MILLIONS, EXCEPT FOR PER SHARE DATA)

                                                                                           (Unaudited)
                                                                                            June 30,            December 31,
                                                                                              2002                 2001
                                                                                              ----                 ----
ASSETS
Current Assets:
  Cash and cash equivalents...........................................................        $112.9               $73.9
  Accounts and other receivables, net.................................................         535.2               406.1
  Inventories.........................................................................         162.4               132.6
  Other...............................................................................         159.4               131.9
                                                                                               -----               -----

    Total current assets..............................................................         969.9               744.5
Property, plant and equipment, net....................................................         664.8               612.6
Deferred tax assets...................................................................         149.7               136.5
Goodwill, net.........................................................................       1,158.9             1,253.8
Intangible assets.....................................................................          84.9                16.4
Other assets..........................................................................         180.0               224.1
                                                                                               -----               -----

Total Assets..........................................................................      $3,208.2            $2,987.9
                                                                                            ========            ========


LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term borrowings...............................................................         $29.6               $35.7
  Current maturities of long-term debt................................................          25.8                19.5
  Accounts payable....................................................................         534.3               468.7
  Accrued expenses....................................................................         315.7               239.7
                                                                                               -----               -----

    Total current liabilities.........................................................         905.4               763.6
Other, including post-retirement benefit obligation...................................         412.7               402.7
Long-term debt........................................................................       1,270.5             1,282.4
Mandatorily redeemable preferred stock of subsidiary..................................         107.5               149.3
Minority interest in consolidated subsidiary..........................................          11.5                15.2
Contingencies
Common stock ($0.01 par value, 300.0 shares authorized, 83.6 shares issued and outstanding at June 30, 2002, and 300.0 shares authorized,
  67.2 shares issued and outstanding at December 31, 2001)............................           0.8                 0.7
Other paid-in capital.................................................................       1,284.9             1,124.1
Accumulated deficit...................................................................        (722.1)             (682.8)
Accumulated other comprehensive loss..................................................         (63.0)              (67.3)
                                                                                               ------              ------

    Total common stockholders' equity.................................................        $500.6              $374.7
                                                                                              ------              ------

Total Liabilities and Common Stockholders' Equity.....................................      $3,208.2            $2,987.9
                                                                                            ========            ========



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